Exhibit 99.C

EXHIBIT C

Lock-Up Agreement

August 3, 2006

UBS Securities LLC

Credit Suisse Securities (USA) LLC

Piper Jaffray & Co., Inc.

   as Managing Underwriters (“Managing Underwriters”)

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

                                This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into with respect to the initial public offering (the “Offering”) of common stock, $0.01 par value (the “Common Stock”), of US BioEnergy Corporation, a South Dakota corporation (the “Company”).

                                In order to induce you to enter into the Underwriting Agreement, each of the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the final prospectus relating to the Offering, each of the undersigned will not, without the prior written consent of the Managing Underwriters, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii) above.  The foregoing sentence shall not apply to (a) the registration of the offer and sale of Common Stock as contemplated by the Underwriting Agreement and the sale of the Common Stock to the Underwriters (as defined in the Underwriting Agreement) in the Offering, (b) bona fide gifts, provided that the recipient thereof agrees in writing with the Managing Underwriters to be bound by the terms of this Lock-Up Agreement, (c) transfers to any trust, partnership or limited liability company, for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such transferee agrees in writing with the Managing Underwriters to be bound by the terms of this Lock-Up Agreement, (d) any transfer to an entity wholly-owned by

Roland “Ron” Fagen and/or Diane Fagen, provided that no filing pursuant to Section 16 of the Securities Exchange Act of 1934 is required as result of such transfer and such transferee agrees in writing with the Managing Underwriters to be bound by the terms of this Lock-Up Agreement, (e) transfers which occur by operation of law, such as the rules of intestate succession, provided that such transferee agrees in writing with the Managing Underwriters to be bound by the terms of this Lock-Up Agreement, (f) the transactions contemplated by that certain First Amended and Restated Share Purchase Agreement effective July 19, 2006 by and between CHS Inc. and Fagen Management LLC, pursuant to which Fagen Management LLC is selling 2,000,000 shares of the Company’s Class A common stock to CHS Inc.; provided that such transactions are consummated prior to the marketing of the Offering; and (g) the transactions contemplated by that certain First Amended and Restated Share Purchase Agreement effective July 19, 2006 by and between CHS Inc. and Global Ethanol, Inc., pursuant to which Global Ethanol, Inc is selling 3,000,000 shares of the Company’s Class A common stock to CHS Inc.; provided that such transactions are consummated prior to the marketing of the Offering.  For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother, sister, father-in-law, mother-in-law, brother-in-law or sister-in-law of the undersigned.

                                In addition, each of the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering; provided, however, that the undersigned is not waiving any other registration rights the undersigned may have to require registration of Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities following the expiration of the Lock-Up Period.  Each of the undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of the Managing Underwriters, make any demand for, or exercise any right with respect to, the registration of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities.

                                Notwithstanding the above, if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs.

                                In addition, each of the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering, except for any such rights as have been heretofore duly exercised.  Each of the undersigned does not waive any rights or remedies it may have under that certain Transaction Agreement dated as of March 9, 2006 between Platte Valley Fuel Ethanol, LLC and the Company or under that certain Membership Interest Purchase Agreement made and entered into as of April 30, 2006 by the Company, each of the persons identified on Schedule A attached thereto, and Val-E Ethanol, LLC with respect to the failure to consummate the Offering or file a Qualifying Registration Statement (as such term is defined in such Transaction Agreement); it being acknowledged that a registration statement with respect to the Offering shall constitute a Qualifying Registration Statement so long as it is filed prior to 5:30 p.m. CST on December 20, 2006 and includes a proposed maximum aggregate offering price for new financing in excess of $100 million (i.e. excluding proceeds of shares by selling shareholders).

                                Each of the undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of shares of Common Stock.

The shares of Common Stock beneficially owned by the undersigned constitute all the shares of the Company beneficially owned by Ron Fagen.

*     *     *

                                If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn, (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), or (iv) the “time of purchase” (as defined in the Underwriting Agreement) has not occurred before February 1, 2007, this Lock-Up Agreement shall be terminated and each of the undersigned shall be released from its obligations hereunder.  This Lock-Up Agreement supersedes any other Lock-Up Agreement delivered by the undersigned.

Yours very truly,

/s/ Ron J. Fagen
Ron J. Fagen

Fagen Management, LLC

/s/ Ron J. Fagen
Title: President

Platte Valley Energy, LLC

/s/ Ron J. Fagen
Title: President

Global Ethanol, Inc.

/s/ Ron J. Fagen
Title: President